EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                                    AGREEMENT



     This Agreement, made and entered into this 6th day of May, 1999, by and between Ameriana Bank of Indiana, FSB, a Bank organized and existing under the laws of the State of Indiana, hereinafter referred to as "the Bank", and Tim Clark, a Key Employee and the Executive of the Bank, hereinafter referred to as "the Executive".


     The Executive has been in the employ of the Bank and has now and for years past faithfully served the Bank. It is the consensus of the Board of Directors of the Bank (the Board) that the Executive's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Executive's experience, knowledge of corporate affairs, reputation and industry contacts are of such value and his continued services are so essential to the Bank's future growth and profits that it would suffer severe financial loss should the Executive terminate his services.


     Accordingly, it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments to the Executive upon the Executive's retirement and, alternatively, to the Executive's beneficiary(ies) in the event of the Executive's premature death while employed by the Bank.


     It is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for the Executive, as a member of a select group of management or highly-compensated employees of the Bank for purposes of the Employee Retirement Security Act of 1974 (ERISA). The Executive is fully advised of the Bank's financial status and has been fully advised to his satisfaction regarding the design and operation of this benefit plan.


     Therefore, in consideration of the Executive's services performed in the past and those to be performed in the future and based upon the mutual promises and covenants herein contained, the Bank and the Executive, agree as follows:

I.       DEFINITIONS

         A.       Effective Date:
                  --------------

         The Effective Date of this Agreement shall be February 23, 1999.

         B.       Plan Year:
                  ---------

                  Any reference to "Plan Year" shall mean a calendar year from January 1 to December 31. In the year of implementation, the term "Plan Year" shall mean the period from the effective date to December 31 of the year of the effective date.

         C.       Retirement Date:
                  ---------------

                  Retirement Date shall mean retirement from service with the Bank which becomes effective on the first day of the calendar month following the month in which the Executive reaches the Executive's sixty-fifth (65) birthday, or such earlier or later date as the Board may approve as the Executive's Retirement Date.

         D.       Termination of Service:
                  ----------------------

                  Termination of Service shall mean voluntary resignation of service by the Executive or the Bank's discharge of the Executive without cause ("cause" defined in Subparagraph III
                  (D) hereinafter), prior to the Normal Retirement Age (described in Subparagraph I (J) hereinafter).

         E.       Pre-Retirement Account:
                  ----------------------

                  A Pre-Retirement Account shall be established as a liability reserve account on the books of the Bank for the benefit of the Executive. Prior to termination of service or the Executive's retirement, such liability reserve account shall be increased or decreased each Plan Year (including the Plan Year in which the Executive ceases to be employed by the Bank) by an amount equal to the annual earnings or loss for that Plan Year determined by the Index (described in Subparagraph I
                  (G) hereinafter), less the Cost of Funds Expense for that Plan Year (described in Subparagraph I (H) hereinafter).

         F.       Index Retirement Benefit:
                  ------------------------

                  The Index Retirement Benefit for the Executive for any year shall be equal to the excess of the annual earnings (if any) determined by the Index [Subparagraph I (G)] for that Plan Year over the Cost of Funds Expense [Subparagraph I (H)] for that Plan Year.

         G.       Index:
                  ------

                  The Index for any Plan Year shall be the aggregate annual after-tar income from the life insurance contracts described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the effective date hereof.

                  Insurance Company:            Alexander Hamilton
                  Policy Form:                  Flexible Premium Adjustable Life
                  Policy Name:                  Executive Security Plan IV
                  Insured's Age and Sex:        48, Male
                  Riders:                       None
                  Ratings:                      According to health of proposed
                                                  insured
                  Option:                       Level Death Benefit
                  Face Amount:                  $620,000
                  Premiums Paid:                $235,000
                  Number of Premium Payments:   One
                  Assumed Purchase Date:        February 23, 1999

                  Insurance Company:            Security Life of Denver
                  Policy Form:                  Whole Life
                  Policy Name:                  Corp IV
                  Insured's Age and Sex:        48, Male
                  Riders:                       None
                  Ratings:                      According to health of proposed
                                                   insured
                  Option:                       Level Death Benefit
                  Face Amount:                  $546,350
                  Premiums Paid:                $235,000
                  Number of Premium Payments:   One
                  Assumed Purchase Date:        February 23, 1999

                  If such contracts of life insurance are actually purchased by the Bank then the actual policies as of the dates they were purchased shall be used in calculations under this Agreement. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above-described policies were purchased from the above named insurance company(ies) on the Effective Date from which the increase in policy value will be used to calculate the amount of the Index.

                  In either case, references to the life insurance contract are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Executive and the Executive's beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Agreement than that of an unsecured general creditor of the Bank.


         H.       Cost of Funds Expense:
                  ---------------------

                  The Cost of Funds Expense for any Plan Year shall be calculated by taking the sum of the amount of premiums set forth in the Indexed policies described above plus the amount of any after-tax benefits paid to the Executive pursuant to this Agreement (Paragraph III hereinafter) plus the amount of all previous years after-tax Costs of Funds Expense, and multiplying that sum by the average after-tax cost of funds as published in the third quarter Office of Thrift Supervision Annual Thrift Financial Report of the Ameriana Bank of Indiana, FSB.

         I.       Change of Control:
                  -----------------

                  A Change of Control shall be deemed to have occurred if, at any time during the period of employment of the Executive, more than twenty five percent (25%) of the Parent's or Bank's outstanding Common Stock, or equivalent in voting power of any class or classes of outstanding securities of the Parent or Bank ordinarily entitled to vote in elections of directors of Parent or Bank, shall be acquired by any other corporations or other person or group. "Group" shall mean persons who act in concert as described in Section 13 (d) of the Securities Exchange Act of 1934, as amended.

         J.       Normal Retirement Age:
                  -----------------------

                  Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).

II.      EMPLOYMENT

         No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily sever his employment at any time.

III.     INDEX BENEFITS

         The following benefits provided by the Bank to the Executive are in the nature of a fringe benefit and shall in no event be construed to effect nor limit the

         Executive's current or prospective salary increases, cash bonuses or profit-sharing distributions or credits.

         A.       Retirement Benefits:
                  -------------------

                  Should the Executive continue to be employed by the Bank until "Normal Retirement Age" defined in Subparagraph I (J), the Executive shall be entitled to receive the balance in his Pre-Retirement Account [as defined in Subparagraph I (E)] in ten (10) equal annual installments commencing thirty (30) days following the Executive's Retirement Date. In addition to these payments, commencing with the Plan Year in which the Executive attains the Executive's Retirement Date, the Index Retirement Benefit (as defined in Subparagraph I (F) above) for each year shall be paid to the Executive until the Executive's death.

         B.       Termination of Service:
                  ----------------------

                  Subject to Subparagraph III (D) hereinafter, should the Executive suffer a Termination of Service [defined in
                  Subparagraph I (D)], the Executive shall be entitled to receive five percent (5%) times the number of full years the Executive has served the Bank from the Executive's fifth anniversary of service from the Effective Date of this
                  Agreement  (to a maximum  of 100%),  times the  balance in the
                  Pre-Retirement Account paid over ten (10) years in equal installments commencing at the Normal Retirement Age
                  [Subparagraph I (J)]. In addition to these payments and commencing in the Plan Year in which the Executive attains Normal Retirement Age, five percent (5%) times the number of full years the Executive has served the Bank from the Executive's fifth anniversary of service from the Effective Date of this Agreement (to a maximum of 100%), times the Index Retirement Benefit for each year shall be paid to the Executive until the Executive's death.

         C.       Death:
                  -----

                  Should the Executive die prior to having received the full balance of the Pre-Retirement Account, the unpaid balance of the Pre-Retirement Account shall be paid in a lump sum to the beneficiary selected by the Executive and filed with the Bank. In the absence of or a failure to designate a beneficiary, the unpaid balance shall be paid in a lump sum to the personal representative of the Executive's estate.

         D.       Discharge for Cause and Termination of Service:
                  ----------------------------------------------

                  Should the Executive be discharged prior to five (5) full years of employment from the Effective Date of this Agreement or be discharged for cause at any time, all Benefits under this Agreement shall be forfeited.

                  A termination for "cause" shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

         E.       Disability Benefit:
                  ------------------

                  In the event the Executive becomes disabled prior to Termination of Service, and the Executive's employment is terminated because of such disability, he shall immediately begin receiving the benefits in Subparagraph III (A) above. Such benefit shall begin without regard to the Executive's Normal Retirement Age and the Executive shall be one hundred percent (100%) vested in the entire benefit amount. The term "disability" shall mean the complete inability of the Executive to perform the Executive's duties as determined by an independent physician selected with the approval of the Bank and the Executive.

         F.       Death Benefit:
                  -------------

                  Except as set forth above, there is no death benefit provided under this Agreement.

IV.      RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, the Executive's beneficiary(ies) or any successor in interest to the Executive shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

         The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the Executive be deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Bank.

         If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

V.       CHANGE OF CONTROL AND COVENANT NOT TO COMPETE

         (i)      Change of Control:
                  ------------------

                  Upon a Change of Control (as defined in Subparagraph I (I) herein), if the Executive's employment is subsequently terminated, except for cause, or the present capacity or circumstances in which the Executive is employed is changed or is reduced the Executive's responsibilities or authority or compensation or other benefits provided under this Agreement without the Executive's written consent, then the Executive shall receive the benefits promised in this Agreement upon attaining Normal Retirement Age, as if the Executive had been continuously employed by the Bank until the Executive's Normal Retirement Age. The Executive will also remain eligible for all promised death benefits in this Agreement. In addition, no sale, merger or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms.

         (ii)     Covenant Not to Compete:
                  -----------------------

                  Executive agrees during the term hereof and for five (5) years after the termination of this Agreement that he will not directly or indirectly engage in or become an owner, agent, officer, director or shareholder, as defined hereinafter, of any business which competes with any of the businesses conducted by Employer, Ameriana Bancorp or any of the subsidiaries of either in any of the following states, to-wit:
                  Indiana, Ohio, Kentucky, Illinois, and/or Michigan. Employer and Employee agree that the term of this Covenant against Competition and the geographical area described here are reasonable, given the nature of the businesses being conducted by Employer, its parent and their subsidiaries, and given the plans for the conduct of business which are being made by Employer in its strategic plans. In the event Executive breaches this provision, Employer may cancel all benefits provided herein upon giving Executive twenty-one (21) days written notice and an opportunity to cure said breach. For purposes of this paragraph, the Executive shall be deemed a shareholder if the Executive acquires five percent (5%) or more of any publicly traded or privately held entity.

VI.      MISCELLANEOUS

         A.       Alienability and Assignment Prohibition:
                  ---------------------------------------

                  Neither the Executive, his/her surviving spouse nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

         B.       Binding Obligation of Bank and any Successor in Interest:
                  --------------------------------------------------------

                  The Bank expressly agrees that it shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

         C.       Revocation:
                  ----------

                  It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Executive and the Bank.

         D.       Gender:
                  ------

                  Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

         E.       Effect on Other Bank Benefit Plans:
                  ----------------------------------

                  Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

         F.       Headings:
                  --------

                  Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

         G.       Applicable Law:
                  --------------

                  The validity and interpretation of this Agreement shall be governed by the laws of the State of Indiana.

VII.     ERISA PROVISION

         A.       Named Fiduciary and Plan Administrator:
                  --------------------------------------

                  The "Named Fiduciary and Plan Administrator" of this Plan shall be Ameriana Bank of Indiana, FSB until its removal by the Board. As Named Fiduciary and Administrator, the Bank shall be responsible for the management, control and administration of the Salary Continuation Agreement as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B.       Claims Procedure and Arbitration:
                  --------------------------------

                  In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Executive (or to his beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within ninety (90) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid ninety-day period.

                  If claimants desire a second review they shall notify the Plan Administrator in writing within ninety (90) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within ninety (90) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

                  If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

                  Where a dispute arises as to the Bank's discharge of the Executive "for cause", such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.


         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 6th day of May, 1999 and that, upon execution, each has received a conforming copy.

                                        AMERIANA BANK OF
                                        INDIANA, FSB
                                        New Castle, Indiana





/s/ Dauena K. Littrell                  By: /s/ Harry Bailey
----------------------------------         -------------------------------------
Witness                                    President                    Title




/s/ Richard E. Welling                  By:/s/ Timothy G. Clark
-----------------------------------        -------------------------------------
Witness                                    Tim Clark

                                 LIFE INSURANCE

                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                    AGREEMENT


Insurer:                            Alexander Hamilton Life Insurance Company
                                    Security Life of Denver

Policy Number:                      AH5058511
                                    001078399

Bank:                               Ameriana Bank of Indiana, FSB

Insured:                            Tim Clark

Relationship of Insured to Bank:    Executive



The  respective   rights  and  duties  of  the  Bank  and  the  Insured  in  the above-referenced policy shall be pursuant to the terms set forth below:


I.       DEFINITIONS

         Refer to the policy contract for the definition of all terms in this Agreement.

II.      POLICY TITLE AND OWNERSHIP

         Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.     BENEFICIARY DESIGNATION RIGHTS

         The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.      PREMIUM PAYMENT METHOD

         The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V.       TAXABLE BENEFIT

         Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

VI.      DIVISION OF DEATH PROCEEDS

         Subject to Paragraph VII herein, the division of the death proceeds of the policy is as follows:

         A. Should the Insured be employed by the Bank, retired from the Bank, or terminated from the Bank due to disability at the time of his or her death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the policy.

         B. Should the Insured not be employed by the Bank at the time of his or her death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the following percentage of the proceeds described in Subparagraph VI (A) hereinabove that corresponds to the number of full years the Insured has been employed with the Bank from the date of this Agreement:

                           Total Years
                           of Employment
                           with the Bank                  Vested
                           -------------                  ------

                           0-4                              0%
                           5 or more                        5% per year
                                                     (to a maximum of 100%)

         C.       The Bank shall be entitled to the remainder of such proceeds.

         D. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

VII.     DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

         The Bank shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII.    RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY
         ELECTION EXISTS

         In the event the policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

IX.      TERMINATION OF AGREEMENT

         This Agreement shall terminate upon the occurrence of any one of the following:

         1. The Insured shall leave the employment of the Bank(voluntarily or involuntarily) prior to five (5) full years of employment with the Bank from the date of this Agreement, or

         2. The Insured shall be discharged from employment with the Bank for cause. A termination for "cause" shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

         Upon such termination, the Insured (or assignee) shall have a forty-five (45) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of:

         1. The Bank's share of the cash value of the policy on the date of such assignment, as defined in this Agreement; or

         2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

         If, within said forty-five (45) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate, and the Insured (or assignee) agrees that all of the Insured's rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

         Except  as  provided   above,   this  Agreement  shall  terminate  upon
         distribution of the death benefit proceeds in accordance with Paragraph VI above.

X.       INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

         The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XI.      AGREEMENT BINDING UPON THE PARTIES

         This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

XII.     NAMED FIDUCIARY AND PLAN ADMINISTRATOR

         Ameriana Bank of Indiana, FSB is hereby designated the "Named Fiduciary" until resignation or removal by the Board of Directors. As Named Fiduciary, the Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIII.    FUNDING POLICY

         The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.

XIV.     CLAIM PROCEDURES FOR LIFE INSURANCE POLICY AND SPLIT DOLLAR PLAN

         Claim forms or claim information as to the subject policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

         In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XV.      GENDER

         Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XVI.     INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

         The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.

Executed at New Castle, Indiana this 6th day of May, 1999.


                                        AMERIANA BANK OF
                                        INDIANA, FSB
                                        New Castle, Indiana





/s/ Dauena K. Littrell                  By: /s/ Harry Bailey
----------------------------------         -------------------------------------
Witness                                    President                    Title




/s/ Richard E. Welling                  By:/s/ Timothy G. Clark
-----------------------------------        -------------------------------------
Witness                                    Tim Clark



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